PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent Registered
Public Accounting Firm

To the Board of Trustees of Scudder
MG Investments Trust and the
Shareholders of Scudder High Income
Plus Fund:

In planning and performing our audit
of the financial statements of Scudder
High Income Plus Fund (the "Fund"),
as of and for the year ended October
31, 2005, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Fund's
internal control over financial
reporting, including control activities
for safeguarding securities, as a basis
for designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we express
no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles.  Such
internal control over financial
reporting includes policies and
procedures that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
fund's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the Fund's ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that there
is more than a remote likelihood that a
misstatement of the Fund's annual or
interim financial statements that is
more than inconsequential will not be
prevented or detected. A material
weakness is a control deficiency, or
combination of control deficiencies,
that results in more than a remote
likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
significant deficiencies or material
weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Fund's internal
control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2005.

This report is intended solely for the
information and use of management
and the Board of Trustees of Scudder
High Income Plus Fund and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.


December 30, 2005